Exhibit 99.1

August 10, 2020

Media:        Peter Lucht - 781.655.2288

Investors: Kristin Silberberg - 203.900.6854

Citizens Financial Group, Inc. Announces Final Stress Capital Buffer Requirement

2020 Capital Plan and Stress Capital Buffer requirement of 3.4 percent are unchanged

PROVIDENCE, R.I. – Citizens Financial Group, Inc. (NYSE: CFG or the “Company”) today announced that the Board of Governors of the Federal Reserve System (the “Federal Reserve”) has completed its review of the Company’s request to reconsider its preliminary Stress Capital Buffer (“SCB”) based on the results of the 2020 Dodd-Frank Act Stress Test (“DFAST”) in connection with the related Comprehensive Capital Analysis and Review (“CCAR”). The Federal Reserve has informed the Company that the final SCB requirement for CFG will remain at 3.4 percent, effective October 1, 2020, and the Company’s 2020 Capital Plan is unchanged.

“While we appreciate the opportunity to review our arguments for the reconsideration of CFG’s SCB requirement with the Federal Reserve through this new process, we are disappointed with their conclusion,” said John F. Woods, Vice Chairman and Chief Financial Officer. “We believe the Federal Reserve has registered our points, and while no change was made this cycle, we look forward to working with them going forward as they continue to improve the accuracy of their models. Importantly, we continue to demonstrate our resiliency in the real-life stress of 2020, with a strong capital base that we are putting to good use in support of our clients and communities.”

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $179.9 billion in assets as of June 30, 2020. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,700 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

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Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;

•	Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals;

•	The COVID-19 pandemic and its effects on the economic and business environments in which we operate;

•	Our ability to meet heightened supervisory requirements and expectations;

•	Liabilities and business restrictions resulting from litigation and regulatory investigations;

•	Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms;

•	The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

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Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;

•	A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and

•	Management’s ability to identify and manage these and other risks.

Citizens Financial Group, Inc.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

CFG-IR